                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:         Karen Kovatch
                  Director, Corporate Communications
                  FreeMarkets
                  (412) 297-8767
                  kkovatch@freemarkets.com

                  Gary Doyle
                  Director, Investor Relations
                  FreeMarkets
                  (412) 297-8849
                  gdoyle@freemarkets.com

                   FREEMARKETS REPORTS SECOND QUARTER RESULTS

Company beats estimates for revenue and earnings per share; generates positive cash flow ahead of schedule.

PITTSBURGH, PA - JULY 24, 2003 - FreeMarkets, Inc. (NASDAQ: FMKT), the leading provider of global supply management (GSM) solutions, today reported results for the second quarter ended June 30, 2003.

Revenues for the second quarter were $34.6 million. Revenues and fees (including $2.8 million in fees earned from Visteon) were $37.4 million. The Company's guidance for revenues and fees for the second quarter was between $36 and $37 million.

Net loss for the second quarter was $6.0 million, or $0.14 per share. Operational loss for the second quarter was $1.5 million, or $0.04 per share. The operational loss includes fees from Visteon and excludes stock-based expense and patent settlement receipts. The Company's operational EPS estimate for the second quarter was a $0.06 per share.

The Company generated positive cash flow of $1.5 million in the second quarter. The Company had expected a slight decline in its cash flow in the second quarter. The Company defines cash flow as the change in cash and investments from quarter to quarter.

"We are pleased with our performance in the second quarter," said FreeMarkets Executive Vice President and Chief Financial Officer Joan Hooper. "We continued to execute the plan we laid out at the beginning of the year and our business is moving in the right direction."

"FreeMarkets has made significant strides in delivering a much broader portfolio of technology-based solutions, and we are beginning to see results from our investment in this growth," said FreeMarkets President and CEO Dave McCormick. "During the second quarter, our new products continued to gain momentum, with both new and existing customers accessing offerings such as FreeMarkets(R) ES(TM), FreeMarkets(R) Spend Visibility Solution and FreeMarkets(R) Supplier Implementation Solution. In addition, our customers continued to leverage FreeMarkets(R) FullSource(TM) and FreeMarkets(R) QS(TM) to solve the broad range of GSM challenges they face. We will continue to enhance our current offerings and develop and deliver new solutions to meet the evolving needs of our customers and spur the growth of our business."

EUROPE RESTRUCTURING
In an effort to improve its service to European customers and operate in a more cost-effective manner, FreeMarkets is considering closing its Brussels office and shifting operations to regional locations throughout Europe, as well as the United States and Asia. In addition to allowing FreeMarkets to better serve and grow its customer base, these proposed changes will enable the Company to create a more leveraged, profitable and efficient business across Europe.

If the Company ultimately decides to close its Brussels office, it would record a restructuring charge in the range of $6 million to $8 million in the third and/or fourth quarters. This charge would cover severance payments, remaining lease obligations and asset write-offs. The Company expects significant operational savings if the proposed restructuring plan is implemented. The Company's current estimate of 2004 run rate savings is approximately $5 million.

FINANCIAL GUIDANCE
The Company provided guidance for the third quarter of 2003, as well as the full year. All guidance excludes the impact of the potential Europe restructuring activity outlined above:

                           Q3 2003                                     Full-Year 2003
                           -------                                     --------------
Revenue                     $35.2 million to $36.2 million              $143.75 million
Revenue and Fees*           $38.0 million to $39.0 million              $155.0 million
GAAP EPS                   ($0.07)                                     ($0.52)
Operational EPS#            $0.04                                       $0.02

* Includes Visteon fees of $2.8 million per quarter.

#  GAAP EPS                ($0.07)                                     ($0.52)
   Fees from Visteon        $0.07                                       $0.27
   Stock-based expense      $0.05                                       $0.19
   Restructuring charge         -                                       $0.11
   Patent settlement
      receipts             ($0.01)                                     ($0.03)
                             -----                                       -----

  Operational EPS           $0.04                                       $0.02
                             =====                                       =====



See our Form 8-K filed today for Management's explanation as to the usefulness of these measures.

The Company expects to generate positive cash flow for the remainder of the year.

ABOUT FREEMARKETS
FreeMarkets is the leader in providing companies with software, services, and information for Global Supply Management (GSM). FreeMarkets' GSM solutions help companies to lower costs, reduce risks, and increase profitability by improving their supply management processes and expanding the reach and capabilities of their supply management organizations. FreeMarkets can be found on the Web at www.freemarkets.com.

FORWARD-LOOKING STATEMENTS
Statements in this press release that are not historical facts, including those statements that refer to FreeMarkets' plans, prospects, expectations, financial guidance, strategies, intentions, and beliefs, are forward-looking statements. These forward-looking statements are based on information available to FreeMarkets today, and FreeMarkets assumes no obligation to update these statements as circumstances change. There are risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including, without limitation, market acceptance of FreeMarkets' products and services, the competitive nature of the market for global supply management
(GSM) products and services, FreeMarkets' ability to predict its revenues and earnings, FreeMarkets' ability to develop competitive new products and services on a timely basis, introduction of new products and services by competitors, declining or uncertain economic and industry conditions, FreeMarkets' ability to attract and retain personnel and other risk factors that are described in more detail in FreeMarkets' most recent Annual Report on Form 10-K, and its other filings with the Securities and Exchange Commission.

                                       ###

                                FREEMARKETS, INC.
               (Unaudited; in thousands, except per share amounts)

                                                         THREE MONTHS ENDED         SIX MONTHS ENDED
                                                               JUNE 30,                 JUNE 30,
                                                          2003         2002         2003         2002
                                                        --------     --------     --------     --------
REVENUES & FEES (1)                                     $ 37,445     $ 47,416     $ 74,778     $ 93,402

  Less fees characterized as payment for warrant           2,812        2,812        5,625        5,625
                                                        --------     --------     --------     --------

REVENUES                                                  34,633       44,604       69,153       87,777
                                                        --------     --------     --------     --------

OPERATING COSTS & EXPENSES:
  Cost of revenues                                        17,749       19,322       36,148       38,182
  Research & development                                   6,211        6,916       12,701       12,058
  Sales & marketing                                        9,976       10,928       19,345       23,912
  General & administrative                                 5,520        6,351       11,571       12,574
  Stock-based expense                                      1,989        2,010        3,978        4,019
  Investment write-down                                     --           --           --          4,740
  Restructuring charges                                     --           --          4,719         --
                                                        --------     --------     --------     --------
TOTAL OPERATING COSTS & EXPENSES                          41,445       45,527       88,462       95,485
                                                        --------     --------     --------     --------
OPERATING LOSS                                            (6,812)        (923)     (19,309)      (7,708)

  Interest & other income, net                             1,065        1,029        2,054        1,776
                                                        --------     --------     --------     --------
(LOSS) / INCOME BEFORE INCOME TAXES                       (5,747)         106      (17,255)      (5,932)

  Provision for income taxes                                 216          193          507          346
                                                        --------     --------     --------     --------
LOSS BEFORE CHANGE IN ACCOUNTING                          (5,963)         (87)     (17,762)      (6,278)

  Cumulative effect of accounting change for goodwill       --           --           --         (5,327)
                                                        --------     --------     --------     --------
NET LOSS                                                $ (5,963)    $    (87)    $(17,762)    $(11,605)
                                                        ========     ========     ========     ========
Basic & diluted EPS                                     $  (0.14)    $  (0.00)    $  (0.42)    $  (0.28)
Weighted average basic & diluted shares                   41,705       41,396       41,851       41,144

SUPPLEMENTAL DATA:
Gross margin % excluding fees                                 49%          57%          48%          57%
Gross margin % including fees                                 53%          59%          52%          59%

Operational (loss) / income:
----------------------------
  Net loss                                              $ (5,963)    $    (87)    $(17,762)    $(11,605)
  Fees characterized as payment for warrant                2,812        2,812        5,625        5,625
  Stock-based expense                                      1,989        2,010        3,978        4,019
  Investment write-down                                     --           --           --          4,740
  Restructuring charges                                     --           --          4,719         --
  Patent settlement receipts                                (350)        --           (550)        --
  Cumulative effect of accounting change for goodwill       --           --           --          5,327
                                                        --------     --------     --------     --------
    Operational (loss) / income (2)                     $ (1,512)    $  4,735     $ (3,990)       8,106
                                                        ========     ========     ========     ========

Weighted average diluted shares                           41,705       45,376       41,851       45,899

Per diluted share                                       $  (0.04)    $   0.10     $  (0.10)        0.18

OPERATIONAL DATA:
  Number of total customers                                  151          131          151          131
  Number of long-term customers                              113           84          113           84
  Number of employees                                      1,001        1,044        1,001        1,044

(1) Fees earned from Visteon are not included in GAAP revenues.

(2) This supplemental data is for informational purposes only, and is not a substitute for the GAAP financial information presented above under net loss.

                                FREEMARKETS, INC.
                          (Unaudited; $ in thousands)



                                                      JUNE 30,   DECEMBER 31,
                                                        2003        2002
                                                      --------   ------------
ASSETS

Cash & investments                                    $129,534     $135,023
Accounts receivable, net                                22,660       25,673
Other current assets                                     7,639        8,457
Property & equipment, net                               14,656       20,159
Goodwill & other assets, net                             4,465        4,355
                                                      --------     --------
     Total assets                                     $178,954     $193,667
                                                      ========     ========


LIABILITIES & STOCKHOLDERS' EQUITY

Accounts payable                                      $  3,998     $  4,063
Accrued restructuring charge                             2,888          119
Accrued incentive compensation                           4,326        7,536
Other current liabilities                               18,642       21,608
Current portion of long-term debt                        1,428        1,502
Long-term debt                                             438        1,328
                                                      --------     --------

     Total liabilities                                  31,720       36,156

Total stockholders' equity                             147,234      157,511
                                                      --------     --------

     Total liabilities & stockholders' equity         $178,954     $193,667
                                                      ========     ========